Exhibit 23.1

12900 Hall Road, Suite 500
Sterling Heights, MI 48313-1153

Phone	586 254 1040
Fax	586 254 1805
Web	www.uhyllp-us.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 11,2014, relating to the consolidated financial statements of Manitex International, Inc., in this Registration Statement on Form S-3. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sterling Heights, Michigan

February 13, 2015

A member of UHY International, a network of independent accounting and consulting firms